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                                                                    EXHIBIT 99.1


                                   CD&L, INC.

           INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS CERTIFICATES

          CONSULT CD&L, YOUR BANK OR BROKER IF YOU HAVE ANY QUESTIONS.

         The following instructions relate to a rights offering (the "Rights Offering") by CD&L, Inc., a Delaware corporation (the "Company"), to the holders of record (collectively, the "Recordholders") of its common stock, par value $.001 per share (the "Common Stock"), options to purchase Common Stock (the "Options") and certain convertible notes (the "Notes") at the close of business
on          , 2004 (the "Record Date"), as described in the Company's Prospectus
dated         , 2004 (the "Prospectus"). The Recordholders are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of Common Stock (the "Underlying Shares"). An aggregate of 2,502,094 million Underlying Shares are being offered by the Prospectus.

         Each Recordholder will receive .25 Rights for each share of Common Stock that the Recordholder directly held or was entitled to receive upon exercise of the Options and conversion of the Notes on the Record Date.

         The Rights will expire, if not exercised, by 5:00 p.m., New York City
time, on           , 2004, unless extended in the sole discretion of the Company
(as it may be extended, the "Expiration Time"). After the Expiration Time, unexercised Rights will be void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Time, regardless of when the documents relating to the exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Time. The Rights will be evidenced by non-transferable subscription rights certificates (the "Rights Certificates").

         The number of Rights to which you are entitled is printed on the face of your Rights Certificate ("Basic Subscription Privilege"). Each whole Right allows the holder thereof to subscribe for one share of Common Stock at the subscription price of $1.016 per share of Common Stock (the "Subscription Price").

            If you exercise your Basic Subscription Privilege in full, you may also subscribe for additional shares of Common Stock that other stockholders have not purchased under their Basic Subscription Privilege ("Over Subscription Privilege"). For example, if your Basic Subscription Privilege entitled you to purchase 100 shares of Common Stock, you could subscribe for up to 100 additional shares of Common Stock under your Oversubscription Privilege. If there are not enough Underlying Shares available to fill all such subscriptions for additional shares, the available Underlying Shares will be allocated pro rata based on the number of Underlying Shares each subscriber for additional Underlying Shares has elected to purchase under the Oversubscription Privilege. You can elect to exercise the Oversubscription Privilege only at the same time you exercise your Basic Subscription Privilege in full. We will not allocate to you more than the number of Underlying Shares that you have actually subscribed and paid for, and no stockholder will be entitled to purchase more than one times his Basic Subscription Privilege. If we do not allocate to you all of the Underlying shares that you have subscribed for under the Oversubscription Privilege, we will refund by mail to you any payment you have made for Underlying Shares which are not available to issue to you, as soon as practicable after completion of this rights offering. Interest will not be payable on amounts refunded. For purposes of the Oversubscription Privilege, you would only count the shares you own in your own name, and not other shares that might, for example, be jointly held with a spouse, held as a custodian for someone else, or held in an individual retirement account.

         The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

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         YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND
SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION TIME. ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.


1.       METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS.

         To exercise your Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for under your Basic Subscription Privilege and Oversubscription privilege, to the Subscription Agent on or prior to the Expiration Time. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by one of the following methods:

         o Check or certified check, cashier's check or bank draft drawn upon a U.S. bank or a U.S. postal money order payable to "American Stock Transfer & Trust Company, as Subscription Agent"; or

         o Wire transfer of immediately available funds to the account maintained by the Subscription Agent at:

                              JPMorgan Chase Bank
                                ABA #021-000021
                             Account No. 323-062520
                                FBO: CD&L, Inc.
              Attention: American Stock Transfer & Trust Company,
                      as subscription agent for CD&L, Inc.

Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon:

         o receipt by the subscription agent and clearance of any uncertified check;

         o receipt by the Subscription Agent of any certified check, cashier's check or bank draft drawn upon a U.S. bank or a U.S. postal money order; or

         o receipt of collected funds in the Subscription Agent's account designated above.

Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you pay the Subscription Price by means of an uncertified personal check, you should make the payment sufficiently in advance of the Expiration Time to ensure that your check actually clears and the Subscription Agent receives the funds before the Expiration Time. The Company is not responsible for any delay in payment by you and suggests that you consider payment by means of a certified or cashier's check, U.S. postal money order or wire transfer of immediately available funds.

         The Rights Certificate and payment of the Subscription Price or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                By mail, hand delivery or overnight courier to:

                    American Stock Transfer & Trust Company
                         Attention: Subscription Agent
                          59 Maiden Lane, Plaza Level
                            New York, New York 10038
                             Phone: (800) 937-5449

DELIVERY TO AN ADDRESS OTHER THAN THAT ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

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         Eligible Institutions (as defined below) may also deliver documents by facsimile transmission. The Subscription Agent's facsimile number is (718) 284-5001. Eligible institutions should confirm receipt of all facsimile transmissions by calling (800) 937-5449.

         By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate(s) held by you, the number of Underlying Shares being subscribed for pursuant to your Basic Subscription Privilege and number of Underlying Shares, if any, being subscribed for pursuant to your Oversubscription Privilege, and that the Eligible Institution will guarantee the delivery to the Subscription Agent of properly completed and executed Rights Certificate(s) evidencing the Rights that you are exercising within three (3) American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate(s) evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (facsimile no.:
(718) 284-5001). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Company at the address, or by calling the telephone number, set forth below.

                               Russell J. Reardon
                                   CD&L, Inc.
                   Vice President and Chief Financial Officer
                                80 Wesley Street
                       South Hackensack, New Jersey 07606
                             Phone: (201) 487-7740

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, when exercising the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for under the Oversubscription Privilege, by each beneficial owner of Rights, including the nominee itself, on whose behalf such nominee holder is acting. If more Underlying Shares are subscribed for under the Oversubscription Privilege than are available for sale, the available Underlying Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege pro rata based on the number of Underlying Shares each such beneficial owner has elected to purchase under the Oversubscription Privilege

         If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

         If you do not indicate the number of shares being purchased, or do not forward full payment of the total Subscription Price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of shares that may be purchased based on the actual payment delivered. We will make this determination as follows:

         o you will be deemed to have exercised your Basic Subscription Privilege to the full extent of the payment received, and

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         o        if any funds remain, you will be deemed to have exercised your
                  Oversubscription Privilege to the extent of the remaining funds.


         If we do not apply your full Subscription Price payment to your purchase of shares of common stock, the Subscription Agent will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration time of the rights offering.

         The Company will not issue any fractional Rights (or distribute cash in lieu thereof). If the number of shares of Common Stock that you held on the Record Date would have resulted in your receipt of a fractional Right, the number of Rights issued to you will be rounded up to the nearest whole Right.

2.       ISSUANCE OF COMMON STOCK.

         The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate.

         Basic Subscription Privilege. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder a certificate representing the Underlying Shares purchased under the Basic Subscription Privilege.

         Oversubscription Privilege. As soon as practicable after the Expiration Time and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each exercising Rights holder a certificate representing the Underlying Shares, if any, allocated to the Rights holder under the Oversubscription Privilege.

         Excess Cash Payments. As soon as practicable after the Expiration Time and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Underlying Shares that are subscribed for by the Rights holder but not allocated to the Rights holder under the Oversubscription Privilege.

3.       SALE OR TRANSFER OF RIGHTS.

         The Rights are not transferable in any way.

4.       EXECUTION.

         Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

         Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

         Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

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5.       METHOD OF DELIVERY.

         The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent is at the election and risk of the Rights holder, but, if sent by mail, the Company recommends that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to the Expiration Time.

6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

         We expect that your exercise of your Basic Subscription Privilege and your Oversubscription Privilege may be made through the facilities of the Depository Trust Company, or DTC. If you held Common Stock of record through DTC, you may exercise your Basic Subscription Privilege by instructing DTC to transfer your Rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of Rights you are exercising and the number of shares of Common Stock you are subscribing for, and your Subscription Price payment for each Underlying Share you subscribed for pursuant to your Rights.

         If you exercise the Basic Subscription Privilege through DTC in full with respect to shares of Common Stock that you hold for your own account or for the account of a beneficial owner, you may exercise the Oversubscription Privilege with respect to such shares of Common Stock at the time you exercise the basic Subscription Privilege by complying with the applicable DTC procedures.

7.       SUBSTITUTE FORM W-9.

         Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number, or TIN, on Substitute Form W-9. Each foreign Rights holder who elects to exercise Rights should provide the Subscription Agent with certification of foreign status on the appropriate version of Form W-8. Copies of Form W-8 and Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% federal income tax withholding (30% for foreign holders) with respect to dividends that may be paid by the Company on Underlying Shares purchased upon the exercise of Rights (for those holders exercising Rights).